SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                              FORM 8-K/A


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                     Date of Report: January 9, 1998



                           BIOMUNE SYSTEMS, INC.
         (Exact name of registrant as specified in its charter)



                     Commission File Number:  0-11472

     Nevada                                             87-0380088
(State of Incorporation)                  (I.R.S. Employer Identification No.)


           2401 South Foothill Drive, Salt Lake City, UT    84109
               (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:   (801) 466-3441

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 1, 1997, Biomune Systems, Inc. (the "Company" or the "Registrant") entered into an agreement by which it agreed to purchase all of the issued and outstanding capital stock of Rockwood Investments, Inc., a California corporation doing business as Rockwood Investments, Inc. ("Rockwood"). Rockwood is owned by Ira E. Ritter, who became the President of Biomune in July at the time he sold the Company an option to acquire
Rockwood.

On January 5, 1998, the Company and Rockwood put on hold the purchase of
Rockwood at this time.   A primary consideration for the Registrant was the
fact that financing the transaction through the sale of its equity securities under the current market conditions would result in significant dilution to existing shareholders. Distribution of the Company's products through Rockwood will continue. The Registrant will continue to focus primarily on biotechnology with the objective of developing pharmaceutical and nutraceutical products.

Mr. Ritter will no longer serve as President of Biomune and will focus his efforts on further development of Rockwood's distribution business, which will include the Company's products. David G. Derrick, Chief Executive Officer of the Company has been appointed President. He served in that position prior to Mr. Ritter's appointment in July 1997.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BIOMUNE SYSTEMS, INC.
                                    (Registrant)


                                 By: /s/ Michael G. Acton
Date: January 9, 1998                Michael G. Acton
                                     Chief Financial Officer
                                     (Principal financial and accounting
                                     officer)